DRAFT: (2) 25.02.04

                         LOAN CONFIRMATION FOURTH ISSUER
                          INTERCOMPANY LOAN AGREEMENT




                            DATED [12TH MARCH], 2004



                        PERMANENT FUNDING (NO. 1) LIMITED
                                  AS FUNDING 1

                         PERMANENT FINANCING (NO. 4) PLC
                                AS FOURTH ISSUER

                                       AND

                              THE BANK OF NEW YORK
                               AS SECURITY TRUSTEE

                          CITIBANK, N.A., LONDON BRANCH
                                  AS AGENT BANK









                                 ALLEN & OVERY
                                     London

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                                   CONTENTS

CLAUSE                                                                     PAGE

1.    Interpretation...........................................................1
2.    Intercompany Loan Terms and Conditions...................................2
3.    The Fourth Issuer Term Advances..........................................2
4.    Interest.................................................................5
5.    Repayment................................................................7
6.    Prepayment .............................................................11
7.    Certain Fees, etc.......................................................12
8.    Application of Certain Provisions.......................................14
9.    Addresses...............................................................14

SCHEDULE

1.    Conditions Precedent in Respect of Drawdown.............................16
2.    Signatories.............................................................19

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THIS  LOAN  CONFIRMATION  TO  THE  FOURTH ISSUER INTERCOMPANY LOAN AGREEMENT is
dated [12th March], 2004

BETWEEN:

(1) PERMANENT FUNDING (NO. 1) LIMITED (registered in England and Wales No. 4267660) whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (FUNDING 1);

(2) PERMANENT FINANCING (NO. 4) PLC (registered in England and Wales No. 4988201) whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (the FOURTH ISSUER);

(3) THE BANK OF NEW YORK, acting through its offices at 48th Floor, One Canada Square, London E14 5AL in its capacity as Security Trustee; and

(4) CITIBANK, N.A., LONDON BRANCH, whose offices are at 5 Carmelite Street, London EC4Y 0PA, acting in its capacity as Agent Bank.

IT IS AGREED as follows:

1.    INTERPRETATION

1.1 The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Agreement and dated [12th March], 2004 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Agreement) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) and the fourth issuer master definitions and construction schedule signed for the purposes of identification by Allen & Overy and Sidley Austin Brown & Wood on [12th March], 2004 (the FOURTH ISSUER MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Schedule and/or the Fourth Issuer Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in CLAUSE 2
      (Interpretation and Construction) of the Master Definitions and Construction Schedule and the Fourth Issuer Master Definitions and Construction Schedule.

1.2 Unless the context otherwise requires, references in the Intercompany Loan Terms and Conditions to:

      CLOSING DATE means [12th March], 2004;

      INTERCOMPANY LOAN means the Fourth Issuer Intercompany Loan;

      INTERCOMPANY LOAN AGREEMENT means the Fourth Issuer Intercompany Loan Agreement;

      INTERCOMPANY LOAN CONFIRMATION means the Fourth Issuer Intercompany Loan Confirmation;

      ISSUER means the Fourth Issuer;

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      ISSUER TRANSACTION ACCOUNT means the Fourth Issuer Sterling Account;

      NEW BASEL CAPITAL ACCORD means the new or revised capital accord as described in the consultative document "The New Basel Capital Accord" published by the Basel Committee on Banking Supervision in January 2001;

      NOTES means the Fourth Issuer Notes; and

      FOURTH ISSUER TERM ADVANCES has the meaning given in the Fourth Issuer Master Definitions and Construction Schedule.

2.    INTERCOMPANY LOAN TERMS AND CONDITIONS

      Each of the parties to this Agreement agrees that the Intercompany Loan Terms and Conditions signed by Funding 1, the Security Trustee and the Agent Bank for the purposes of identification on 14th June, 2002, as amended and restated on 25th November, 2003 and from time to time and the provisions set out therein shall form part of this Agreement and shall be binding on the parties to this Agreement as if they had expressly been set out herein. References in this Agreement to "this Agreement" shall be construed accordingly.

3.    THE FOURTH ISSUER TERM ADVANCES

3.1   FOURTH ISSUER TERM AAA ADVANCES

      On and subject to the terms of this Agreement, the Fourth Issuer grants to Funding 1 a term loan which consists of the following sub-loans:

     (a) the series 1 term AAA advance in the maximum aggregate principal amount of {pound-sterling}{circle} (the FOURTH ISSUER SERIES 1 TERM AAA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 1 Class A Fourth Issuer Notes;

      (b) the series 2 term AAA advance in the maximum aggregate principal amount of {pound-sterling}{circle}(the FOURTH ISSUER SERIES 2 TERM AAA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 2 Class A Fourth Issuer Notes;

      (c) the series 3 term AAA advance in the maximum aggregate principal amount of {pound-sterling}{circle}(the FOURTH ISSUER SERIES 3 TERM AAA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 3 Class A Fourth Issuer Notes;

      (d) the series 4 term AAA advance in the maximum aggregate principal amount of {pound-sterling}{circle}(the FOURTH ISSUER SERIES 4 TERM AAA ADVANCE) and which corresponds to the principal amount upon issue of the Series 4 Class A Fourth Issuer Notes;

      (e) the series 5A1 term AAA advance in the maximum aggregate principal amount of {pound-sterling}{circle}(the FOURTH ISSUER SERIES 5A1 TERM AAA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 5 Class A1 Fourth Issuer Notes;

      (f) the series 5A2 term AAA advance in the maximum aggregate principal amount of {pound-sterling}{circle}(the FOURTH ISSUER SERIES 5A2 TERM AAA ADVANCE) and which corresponds to

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            the sterling  equivalent of the principal  amount upon issue of the
            Series 5 Class A2 Fourth Issuer Notes; and

      and together the Fourth Issuer Series 1 Term AAA Advance, the Fourth Issuer Series 2 Term AAA Advance, the Fourth Issuer Series 3 Term AAA Advance, the Fourth Issuer Series 4 Term AAA Advance, the Fourth Issuer Series 5A1 Term AAA Advance and the Fourth Issuer Series A2 Term AAA Advance are referred to herein as the FOURTH ISSUER TERM AAA ADVANCES.

3.2   FOURTH ISSUER TERM AA ADVANCES

      On and subject to the terms of this Agreement, the Fourth Issuer grants to Funding 1 a term loan which consists of the following sub-loans:

      (a) the series 1 term AA advance in the maximum aggregate principal amount of {pound-sterling}{circle} (the FOURTH ISSUER SERIES 1 TERM AA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 1 Class B Fourth Issuer Notes;

      (b) the series 2 term AA advance in the maximum aggregate principal amount of {pound-sterling}{circle} (the FOURTH ISSUER SERIES 2 TERM AA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 2 Class B Fourth Issuer Notes;

      (c) the series 3 term AA advance in the maximum aggregate principal amount of {pound-sterling}{circle} (the FOURTH ISSUER SERIES 3 TERM AA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 3 Class B Fourth Issuer Notes;

      (d) the series 4 term AA advance in the maximum aggregate principal amount of {pound-sterling}{circle} (the FOURTH ISSUER SERIES 4 TERM AA ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 4 Class B Fourth Issuer Notes; and

      (e) the series 5 term AA advance in the maximum aggregate principal amount of {pound-sterling}{circle} (the FOURTH ISSUER SERIES 5 TERM AA ADVANCE) and which corresponds to the principal amount upon issue of the Series 5 Class B Fourth Issuer Notes, and together the Fourth Issuer Series 1 Term AA Advance, the Fourth Issuer Series 2 Term AA Advance, the Fourth Issuer Series 3 Term AA Advance, the Fourth Issuer Series 4 Term AA Advance and the Fourth Issuer Series 5 Term AA Advance are referred to herein as the FOURTH ISSUER TERM AA ADVANCES.

3.3   FOURTH ISSUER TERM A ADVANCES

      On and subject to the terms of this Agreement, the Fourth Issuer grants to Funding 1 a term loan which consists of the following sub-loans:

      (a) the series 2 term A advance in the maximum aggregate principal amount of {pound-sterling}{circle} (the FOURTH ISSUER SERIES 2 TERM A ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 2 Class M Fourth Issuer Notes;

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      (b)    the series 3 term A  advance  in  the  maximum aggregate principal amount of {pound-sterling}{circle} (the FOURTH ISSUER SERIES 3 TERM A ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 3 Class M Fourth Issuer Notes; and

      (c) the series 5 term A advance in the maximum aggregate principal amount of {pound-sterling}{circle} (the FOURTH ISSUER SERIES 5 TERM A ADVANCE) and which corresponds to the principal amount upon issue of the Series 5 Class M Fourth Issuer Notes, and together the Fourth Issuer Series 1 Term A Advance, the Fourth Issuer Series 2 Term A Advance, the Fourth Issuer Series 3 Term A Advance, the Fourth Issuer Series 4 Term A Advance and the Fourth Issuer Series 5 Term A Advance are referred to herein as the FOURTH ISSUER TERM A ADVANCES.

3.4   FOURTH ISSUER TERM BBB ADVANCES

      On and subject to the terms of this Agreement, the Fourth Issuer grants to Funding 1 a term loan which consists of the following sub-loans:

      (a) the series 2 term BBB advance in the maximum aggregate principal amount of {pound-sterling}{circle} (the FOURTH ISSUER SERIES 2 TERM BBB ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 2 Class C Fourth Issuer Notes;

      (b) the series 3 term BBB advance in the maximum aggregate principal amount of {pound-sterling}{circle} (the FOURTH ISSUER SERIES 3 TERM BBB ADVANCE) and which corresponds to the sterling equivalent of the principal amount upon issue of the Series 3 Class C Fourth Issuer Notes; and

      (c) the series 5 term BBB advance in the maximum aggregate principal amount of {pound-sterling}{circle} (the FOURTH ISSUER SERIES 5 TERM BBB ADVANCE) and which corresponds to the principal amount upon issue of the Series 5 Class C Fourth Issuer Notes, and together the Fourth Issuer Series 1 Term BBB Advance, the Fourth Issuer Series 2 Term BBB Advance, the Fourth Issuer Series 3 Term BBB Advance and the Fourth Issuer Series 4 Term BBB Advance and the Fourth Issuer Series 5 Term BBB Advance are referred to herein as the FOURTH ISSUER TERM BBB ADVANCES.

3.5   TERM ADVANCE RATING

      The Term Advance Rating in respect of the Fourth Issuer Term AAA Advances shall be AAA/Aaa/AAA, the Term Advance Rating in respect of the Fourth Issuer Term AA Advances shall be AA/Aa3/AA, the Term Advance Rating in respect of the Fourth Issuer Term A Advances shall be A/A2/A and the Term Advance Rating in respect of the Fourth Issuer Term BBB Advances shall be BBB/Baa2/BBB.

3.6   CONDITIONS PRECEDENT

      Save as the Fourth Issuer and the Security Trustee may otherwise agree, the Fourth Issuer Term Advances will not be available for utilisation unless the Security Trustee has confirmed to Funding 1 that it or its advisers have received all the information and documents listed in hereof in form and substance satisfactory to the Security Trustee.

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4.    INTEREST

4.1   RATE OF INTEREST TO FIRST FUNDING 1 INTEREST PAYMENT DATE

      On the Closing Date the Agent Bank will determine the Initial Relevant Screen Rate (as defined below) in respect of each Fourth Issuer Term Advance as at or about 11.00 a.m. (London time) on that date. If the Initial Relevant Screen Rate is unavailable, the Agent Bank will request the principal London office of each of the Reference Banks to provide the Agent Bank with its offered quotations to leading banks for three-month and four-month sterling deposits of {pound-sterling}10,000,000, in the London inter-bank market as at or about 11.00 a.m. (London time) on such Closing Date. The Term Advance Rates of Interest for the first Interest Period shall be the aggregate of (a) the Relevant Margin and (b) the Initial Relevant Screen Rate or, if the Initial Relevant Screen Rate is unavailable, the linear interpolation of the arithmetic mean of such offered quotations for [two]-month sterling deposits and the arithmetic mean of such offered quotations for [three]-month sterling deposits (rounded upwards, if necessary, to five decimal places).

      INITIAL RELEVANT SCREEN RATE means the linear interpolation of the arithmetic mean of the offered quotations to leading banks for [two]- month sterling deposits and the arithmetic mean of the offered quotations to leading banks for [three]-month sterling deposits (rounded upwards if necessary to five decimal places) displayed on the Moneyline Telerate monitor at Moneyline Telerate page number 3750 (or such replacement page on that service which displays the information) or, if that service ceases to display the information, such other service as may be determined by the Fourth Issuer with the approval of the Security Trustee.

4.2   TERM ADVANCE RATES OF INTEREST

      The Term Advance Rate of Interest payable on each Term Advance shall be LIBOR for three-month sterling deposits as determined in accordance with Clause 6 of the Intercompany Loan Terms and Conditions plus a RELEVANT MARGIN which shall be:

      (a) in respect of the Fourth Issuer Series 1 Term AAA Advance, a margin of -{circle} per cent. per annum;

      (b) in respect of the Fourth Issuer Series 2 Term AAA Advance, a margin of {circle} per cent. per annum;

      (c) in respect of the Fourth Issuer Series 3 Term AAA Advance, a margin of {circle} per cent. per annum up to and including the Interest Period ending in [March 2011] and thereafter
             {circle} per cent. per annum;

      (d) in respect of the Fourth Issuer Series 4 Term AAA Advance, a margin of {circle} per cent. per annum up to and including the Interest Period ending in [March 2011] and thereafter {circle} per cent. per annum;

      (e) in respect of the Fourth Issuer Series 5A1 Term AAA Advance, a margin of {circle} per cent. per annum up to and including the Interest Period ending in [March 2011] and thereafter {circle} per cent. per annum;

      (f) in respect of the Fourth Issuer Series 5A2 Term AAA Advance, a margin of {circle} per cent. per annum up to and including the Interest Period ending in [March 2011] and thereafter {circle} per cent. per annum;

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      (g)    in respect of the Fourth Issuer Series 1 Term AA Advance, a margin of {circle} per cent. per annum up to and including the Interest Period ending in [March 2011] and thereafter {circle} per cent. per annum;

      (h) in respect of the Fourth Issuer Series 2 Term AA Advance, a margin of {circle} per cent. per annum up to and including the Interest
             Period   ending   in  [March  2011]  and  thereafter
             {circle} per cent. per annum;

      (i) in respect of the Fourth Issuer Series 3 Term AA Advance, a margin of {circle} per cent. per annum up to and including the Interest
             Period  ending  in  [March  2011]   and   thereafter
             {circle} per cent. per annum;

      (j) in respect of the Fourth Issuer Series 4 Term AA Advance, a margin of {circle} per cent. per annum up to and including the Interest
             Period  ending  in   [March   2011]  and  thereafter
             {circle} per cent. per annum;

      (k) in respect of the Fourth Issuer Series 5 Term AA Advance, a margin of {circle} per cent. per annum up to and including the Interest
             Period  ending  in  [March  2011]   and   thereafter
             {circle} per cent. per annum;

      (l) in respect of the Fourth Issuer Series 1 Term A Advance, a margin of {circle} per cent. per annum up to and including the Interest
             Period  ending  in   [March   2011]  and  thereafter
             {circle} per cent. per annum;

      (m) in respect of the Fourth Issuer Series 2 Term A Advance, a margin of {circle} per cent. per annum up to and including the Interest
             Period   ending   in  [March  2011]  and  thereafter
             {circle} per cent. per annum;

      (n) in respect of the Fourth Issuer Series 3 Term A Advance, a margin of {circle} per cent. per annum up to and including the Interest
             Period  ending  in  [March  2011]   and   thereafter
             {circle} per cent. per annum;

      (o) in respect of the Fourth Issuer Series 4 Term A Advance, a margin of {circle} per cent. per annum up to and including the Interest
             Period  ending  in   [March   2011]  and  thereafter
             {circle} per cent. per annum;

      (p) in respect of the Fourth Issuer Series 5 Term A Advance, a margin of {circle} per cent. per annum up to (and including) the Interest
             Period  ending  in  [March  2011]   and   thereafter
             {circle} per cent. per annum;

      (q) in respect of the Fourth Issuer Series 2 Term BBB Advance, a margin of {circle} per cent. per annum up to and including the
             Interest   Period   ending   in  [March  2011]   and
             thereafter {circle} per cent. per annum;

      (r) in respect of the Fourth Issuer Series 3 Term BBB Advance, a margin of {circle} per cent. per annum up to and including the
             Interest   Period   ending  in  [March   2011]   and
             thereafter {circle} per cent. per annum; and

      (s) in respect of the Fourth Issuer Series 5 Term BBB Advance, a margin of {circle} per cent. per annum up to (and including) the
             Interest   Period   ending   in   [March  2011]  and
             thereafter {circle} per cent. per annum.

4.3   INTEREST PERIODS

      The first Interest Period shall commence on (and include) the Closing Date and end on (but exclude) the Funding 1 Interest Payment Date falling in [June], 2004. Each subsequent Interest Period shall commence on (and include) a Funding 1 Interest Payment Date and end on (but exclude) the following Funding 1 Interest Payment Date.

5.    REPAYMENT

5.1   REPAYMENT SUBJECT TO TERMS OF THE FUNDING 1 DEED OF CHARGE

      The terms and provisions of this Clause are to be read subject to the provisions of Part II of Schedule 3 to the Funding 1 Deed of Charge and as the same may be further amended or varied from time to time in accordance with the terms of the Funding 1 Deed of Charge. Without limiting the generality of the foregoing, the Fourth Issuer Term Advances shall become due and payable as described in paragraph 1.4 of Part II of
      Schedule 3 of the Funding 1 Deed of Charge.

5.2 REPAYMENT OF FOURTH ISSUER TERM AAA ADVANCES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

      Subject to the provisions of Clauses 1 and 2 of Part II of Schedule 3 of the Funding 1 Deed of Charge, prior to the occurrence of a Trigger Event and prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay to the Fourth Issuer:

      (a) the Fourth Issuer Series 1 Term AAA Advance on the Funding 1 Interest Payment Date falling in [March 2005];

      (b) the Fourth Issuer Series 2 Term AAA Advance on the Funding 1 Interest Payment Date falling in [March 2007] but if there are insufficient funds available to repay the Fourth Issuer Series 2 Term AAA Advance on such Funding 1 Interest Payment Date, then the shortfall shall be repaid on subsequent Funding 1 Interest Payment Dates from Funding 1 Available Principal Receipts until the Fourth Issuer Series 2 Term AAA Advance is fully repaid;

      (c) the Fourth Issuer Series 3 Term AAA Advance in two equal instalments (each a SCHEDULED AMORTISATION INSTALMENT) on the Funding 1 Interest Payment Date falling in [December 2008] and [March 2009] but if there are insufficient funds available to repay the Scheduled Amortisation Instalments on such Funding 1 Interest Payment Dates, then the shortfall shall be repaid on subsequent Funding 1 Interest Payment Dates from Funding 1 Available Principal Receipts until the Fourth Issuer Series 3 Term AAA Advance is fully repaid;

      (d) the Fourth Issuer Series 4 Term AAA Advance in two equal instalments (each a SCHEDULED AMORTISATION INSTALMENT) on the Funding 1 Interest Payment Date falling in [June 2009] and [September 2009] but if there are insufficient funds available to repay the Scheduled Amortisation Instalments on such Funding 1 Interest Payment Dates, then the shortfall shall be repaid on subsequent Funding 1 Interest Payment Dates from Funding 1 Available Principal Receipts until the Fourth Issuer Series 4 Term AAA Advance is fully repaid;

      (e) the Fourth Issuer Series 5 Term AAA Advance on each Funding 1 Interest Payment Date commencing on the Funding 1 Interest Payment Date falling in [March, 2001] to the extent of Funding 1 Available Principal Receipts until the Fourth Issuer Series 5A1 Term AAA Advance is fully repaid; and

      (f) the Fourth Issuer Series 5A2 Term AAA Advance on each Funding 1 Interest Payment Date commencing on the Funding 1 Interest Payment Date falling in [March 2011] to the extent of Funding 1 Available Principal Receipts until the Fourth Issuer Series 5 Term AAA Advance is fully repaid.

5.3 REPAYMENT OF FOURTH ISSUER TERM AA ADVANCES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

      Subject to the provisions of Clauses 1 and 2 of Part II of Schedule 3 of the Funding 1 Deed of Charge, prior to the occurrence of a Trigger Event and prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay to the Fourth Issuer:

      (a) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Fourth Issuer Series 1 Term AAA Advance is fully repaid, the Fourth Issuer Series 1 Term AA Advance to the extent of Funding 1 Available Principal Receipts until the Fourth Issuer Series 1 Term AA Advance is fully repaid;

      (b) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Fourth Issuer Series 2 Term AAA Advance is fully repaid, the Fourth Issuer Series 2 Term AA Advance to the extent of Funding 1 Available Principal Receipts until the Fourth Issuer Series 2 Term AA Advance is fully repaid;

      (c) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Fourth Issuer Series 3 Term AAA Advance is fully repaid, the Fourth Issuer Series 3 Term AA Advance to the extent of Funding 1 Available Principal Receipts until the Fourth Issuer Series 3 Term AA Advance is fully repaid;

      (d) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Fourth Issuer Series 4 Term AAA Advance is fully repaid, the Fourth Issuer Series 4 Term AA Advance to the extent of Funding 1 Available Principal Receipts until the Fourth Issuer Series 4 Term AA Advance is fully repaid; and

      (e) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Fourth Issuer Series 5 Term AAA Advance is fully repaid, the Fourth Issuer Series 5 Term AA Advance to the extent of Funding 1 Available Principal Receipts therefor until the Fourth Issuer Series 5 Term AA Advance is fully repaid.

5.4 REPAYMENT OF FOURTH ISSUER TERM A ADVANCES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

      Subject to the provisions of Clauses 1 and 2 of Part II of Schedule 3 of the Funding 1 Deed of Charge, prior to the occurrence of a Trigger Event and prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay to the Fourth Issuer:

      (a) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Fourth Issuer Series 1 Term AA Advance is fully repaid, the Fourth Issuer Series 1 Term A Advance to the extent of Funding 1 Available Principal Receipts until the Fourth Issuer Series 1 Term A Advance is fully repaid;

      (b) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Fourth Issuer Series 2 Term AA Advance is fully repaid, the Fourth Issuer Series 2 Term A Advance to the extent of Funding 1 Available Principal Receipts until the Fourth Issuer Series 2 Term A Advance is fully repaid;

      (c) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Fourth Issuer Series 3 Term AA Advance is fully repaid, the Fourth Issuer Series 3 Term A Advance to the extent of Funding 1 Available Principal Receipts until the Fourth Issuer Series 3 Term A Advance is fully repaid;

      (d) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Fourth Issuer Series 4 Term AA Advance is fully repaid, the Fourth Issuer Series 4 Term A Advance to the extent of Funding 1 Available Principal Receipts until the Fourth Issuer Series 4 Term A Advance is fully repaid; and

      (e) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Fourth Issuer Series 5 Term AA Advance is fully repaid, the Fourth Issuer Series 5 Term A Advance to the extent of Funding 1 Available Principal Receipts therefor until the Fourth Issuer Series 5 Term A Advance is fully repaid.

5.5 REPAYMENT OF FOURTH ISSUER TERM BBB ADVANCES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

      Subject to the provisions of Clauses 1 and 2 of Part II of Schedule 3 of the Funding 1 Deed of Charge, prior to the occurrence of a Trigger Event and prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay to the Fourth Issuer:

      (a) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Fourth Issuer Series 2 Term A Advance is fully repaid, the Fourth Issuer Series 2 Term BBB Advance to the extent of Funding 1 Available Principal Receipts until the Fourth Issuer Series 2 Term BBB Advance is fully repaid;

      (b) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Fourth Issuer Series 3 Term A Advance is fully repaid, the Fourth Issuer Series 3 Term BBB Advance to the extent of Funding 1 Available

             Principal Receipts until the Fourth Issuer Series 3 Term BBB Advance is fully repaid; and

      (c) on each Funding 1 Interest Payment Date falling on or after the Funding 1 Interest Payment Date on which the Fourth Issuer Series 5 Term A Advance is fully repaid, the Fourth Issuer Series 5 Term BBB Advance to the extent of Funding 1 Available Principal Receipts therefor until the Fourth Issuer Series 5 Term BBB Advance is fully repaid.

5.6 REPAYMENT OF FOURTH ISSUER TERM ADVANCES FOLLOWING THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT BUT PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

      On and from the Funding 1 Interest Payment Date following the occurrence of a Non-Asset Trigger Event but prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay the Fourth Issuer Term Advances on each Funding 1 Interest Payment Date from Funding 1 Available Principal Receipts in the manner set out in Clause 3 of Part II of
      Schedule 3 to the Funding 1 Deed of Charge.

5.7 REPAYMENT OF FOURTH ISSUER TERM ADVANCES FOLLOWING THE OCCURRENCE OF AN ASSET TRIGGER EVENT BUT PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

      Following the occurrence of an Asset Trigger Event but prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice or the service on each Issuer of a Note Acceleration Notice, Funding 1 shall repay the Fourth Issuer Term Advances on each Funding 1 Interest Payment Date from Funding 1 Available Principal Receipts in the manner set out in Clause 4 of Part II of Schedule 3 to the Funding 1 Deed of Charge.

5.8 REPAYMENT OF FOURTH ISSUER TERM ADVANCES FOLLOWING THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE BUT PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE

      Following the service on each Issuer (including the Fourth Issuer) of a Note Acceleration Notice pursuant to the terms of the Fourth Issuer Deed of Charge but prior to the service on Funding 1 of an Intercompany Loan Acceleration Notice, Funding 1 shall apply Funding 1 Available Principal Receipts in the manner set out in Clause 5 of Part II of Schedule 3 to the Funding 1 Deed of Charge.

5.9 REPAYMENT FOLLOWING THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE

      Following the service on Funding 1 of an Intercompany Loan Acceleration Notice pursuant to the terms of the Funding 1 Deed of Charge, the Fourth Issuer Intercompany Loan shall be repaid in the manner set out in Part III of Schedule 3 to the Funding 1 Deed of Charge (as the same shall be amended from time to time).

5.10  ACKNOWLEDGEMENT OF PREVIOUS INTERCOMPANY LOANS

      The Fourth Issuer hereby acknowledges and agrees that Funding 1 has entered into an intercompany loan agreement with Permanent Financing (No.
      1) PLC (the FIRST ISSUER) dated 14th June, 2002 (the FIRST ISSUER INTERCOMPANY LOAN AGREEMENT), an intercompany loan agreement with Permanent Financing (No. 2) PLC (the SECOND ISSUER) dated 6th March,

      2003 (the SECOND ISSUER INTERCOMPANY LOAN AGREEMENT) and an intercompany loan agreement with Permanent Financing (No. 3) PLC (the THIRD ISSUER) dated 25th November, 2003 (the THIRD INTERCOMPANY LOAN AGREEMENT) and accordingly, the obligation of Funding 1 to repay this Fourth Issuer Intercompany Loan, the Third Issuer Intercompany Loan, the Second Issuer Intercompany Loan and the First Issuer Intercompany Loan will depend on the Term Advance Ratings of the various Term Advances made to Funding 1 under this Fourth Issuer Intercompany Loan Agreement, the Third Issuer Intercompany Loan Agreement, the Second Issuer Intercompany Loan Agreement and the First Issuer Intercompany Loan Agreement and the provisions of
      Schedule 3 to the Funding 1 Deed of Charge.

5.11  ACKNOWLEDGEMENT OF NEW INTERCOMPANY LOANS

      The Fourth Issuer hereby acknowledges and agrees that from time to time Funding 1 may enter into New Intercompany Loans with New Issuers and that the obligation of Funding 1 to repay this Fourth Issuer Intercompany Loan and any New Intercompany Loan will depend on the Term Advance Rating of the individual Term Advances made to Funding 1 under any of the First Issuer Intercompany Loan, the Second Issuer Intercompany Loan Agreement, the Third Issuer Intercompany Loan Agreement, this Fourth Issuer Intercompany Loan any New Intercompany Loans and the provisions of
      Schedule 3 to the Funding 1 Deed of Charge. Subject to Clause 25 of the Funding 1 Deed of Charge (Supplemental Provisions Regarding the Security Trustee), any amendments to this Agreement will be made only with the prior written consent of each party to this Agreement.

6.    PREPAYMENT

6.1   PREPAYMENT OF FOURTH ISSUER TERM ADVANCES

      (a)    If:

             (i) the New Basel Capital Accord has been implemented in the United Kingdom, whether by rule of law, recommendation, or best practice or by any other regulation;

             (ii) a Fourth Issuer Note Acceleration Notice has not been served on the relevant Interest Payment Date for the exercise of the Redemption Option;

             (iii) Funding 1 has given not more than 60  days and not less than
                   30 days' (or such shorter period as may be required by any relevant law or agreed with the Fourth Issuer and the Security Trustee) prior written notice to the Fourth Issuer and the Security Trustee of the prepayment of the relevant Term Advances;

             (iv) each Rating Agency has confirmed to Funding 1 in writing that its then current ratings of the Notes would not be adversely affected by the prepayment of the relevant Term Advances on such a date; and

             (v) prior to giving any such notice, Funding 1 has provided to the Security Trustee a certificate signed by two directors of Funding 1 to the effect that Funding 1 will have sufficient funds to prepay the relevant Term Advances and to pay any amounts under the Funding 1 Pre-Enforcement Revenue Priority of Payments required to be paid in priority to or pari passu with payments on the relevant Term Advances on the relevant Interest Payment Date, then Funding 1 has the right to prepay all but not some only of one or more Term Advance of a particular ranking on any Interest Payment Date falling on or after the Interest Payment

             Date in March 2008 at their Principal Amount Outstanding without penalty or premium, but subject to Clause 15 (Default Interest and Indemnity) of the Intercompany Loan Terms and Conditions; and

      (b) each of the Security Trustee, Funding 1, the Fourth Issuer and the Agent Bank shall concur in, execute and do all such deeds, instruments, acts and things, and shall consent to any amendment, modification or waiver of the provisions of the Fourth Issuer Transaction Documents to which it is a party, which may be necessary or desirable to permit and give effect to the prepayment, including any waiver of covenants of the Funding 1.

7.    CERTAIN FEES, ETC.

7.1   APPLICATION OF MONIES

      The Fourth Issuer hereby agrees to apply any amounts received by way of prepayment pursuant to Clause 6.1 (Prepayment of Fourth Issuer Term Advances) in making repayments under the relevant Fourth Issuer Notes pursuant to its Redemption Option.

7.2   FEE FOR PROVISION OF FOURTH ISSUER TERM ADVANCES

      Funding 1 shall (except in the case of payments due under paragraphs (c), (e), (f) and (i) below, which shall be paid when due) on each Funding 1 Interest Payment Date pay to the Fourth Issuer for same day value to the Fourth Issuer Transaction Account a fee for the provision of the Fourth Issuer Term Advances. Such fee shall be an amount or amounts in the aggregate equal to the following:

      (a) the fees, costs, charges, liabilities and expenses and any other amounts due and payable to the Security Trustee pursuant to the Fourth Issuer Deed of Charge together with interest thereon as provided therein;

      (b) the fees, costs, charges, liabilities and expenses and any other amounts due and payable to the Note Trustee pursuant to the Fourth Issuer Trust Deed together with interest thereon as provided therein;

      (c) the reasonable fees and expenses of any legal advisers, accountants and auditors appointed by the Fourth Issuer and properly incurred in their performance of their functions under the Transaction Documents which have fallen due;

      (d) the fees, costs and expenses due and payable to the Paying Agents, the Registrar, the Transfer Agent and the Agent Bank pursuant to the Fourth Issuer Paying Agent and Agent Bank Agreement;

      (e) any amounts due and payable by the Fourth Issuer to the Inland Revenue in respect of the Fourth Issuer's liability to United Kingdom corporation tax (insofar as payment is not satisfied by the surrender of group relief or out of the profits, income or gains of the Fourth Issuer and subject to the terms of the Fourth Issuer Deed of Charge) or any other Taxes payable by the Fourth Issuer;

      (f) the fees, costs, charges, liabilities and expenses due and payable to the Fourth Issuer Account Bank, pursuant to the Fourth Issuer Bank Account Agreement (if any);

      (g) the fees, costs, charges, liabilities and expenses due and payable to the Fourth Issuer Cash Manager, pursuant to the Fourth Issuer Cash Management Agreement;

      (h) any termination payment due and payable by the Fourth Issuer to any Fourth Issuer Swap Provider, pursuant to any Fourth Issuer Swap Agreement;

      (i) the fees, costs, charges and liabilities and expenses due and payable to the Corporate Services Provider pursuant to the Fourth Issuer Corporate Services Agreement;

             an amount equal to "G" where G is calculated as follows:

             G = (A - D - H) or, if such calculation is less than zero, then G shall be zero where,

             A =   0.01 per  cent  of the interest amounts paid by Funding 1 to the Fourth Issuer on the Fourth Issuer Term Advances on the immediately preceding Funding 1 Interest Payment Date;

             D =   E - F

                   where,

                   E = the interest amounts (which excludes those fee amounts in this Clause 6.1) paid by Funding 1 to the Fourth Issuer on the Fourth Issuer Term Advances on the immediately preceding Funding 1 Interest Payment Date; and

                   F = amounts paid by the Fourth Issuer under paragraphs (d) to
                   (g) of the Fourth Issuer Pre-Enforcement Revenue Priority of Payments on the immediately preceding Funding 1 Interest Payment Date;

                   and

                   H = the cumulative aggregate of (D - A) as calculated on each previous Funding 1 Interest Payment Date. If such cumulative aggregate of (D - A) is less than zero, then H shall be zero;

      (k) any other amounts due or overdue by the Fourth Issuer to third parties including the Rating Agencies and the amounts paid by the Fourth Issuer under the Subscription Agreement and the Underwriting Agreement (excluding, for these purposes, the Noteholders) other than amounts specified in paragraphs (a) to (j) above; and

      (l) if on any Funding 1 Interest Payment Date there are Fourth Issuer Principal Receipts remaining in the Fourth Issuer Bank Accounts, an amount equal to the difference between (i) the interest that would be earned by the Fourth Issuer on such Fourth Issuer Principal Receipts remaining in the Fourth Issuer Bank Accounts during the next succeeding Interest Period and (ii) the interest that would be payable by the Fourth Issuer applying the weighted average rate of interest payable on the Series 5 Fourth Issuer Notes or the relevant Fourth Issuer Currency Swap Agreements due for repayment at the end of that Interest Period to such Fourth Issuer Principal Receipts remaining in the Fourth Issuer Bank Accounts, together with, (i) in respect of taxable supplies made to the Fourth Issuer, an amount in respect of any value added tax or similar tax payable in respect thereof against production of a valid tax invoice; and
      (ii) in respect of taxable supplies made to a person other than the Fourth Issuer, any amount in respect of any Irrecoverable VAT or similar tax payable in respect thereof (against production of a copy of the relevant tax invoice), and to be applied subject to and in accordance with the provisions of the Fourth Issuer Pre-Enforcement Revenue Priority of Payments in the Fourth Issuer Cash Management Agreement.

7.3   SET-OFF

      Funding 1 and each of the other parties to the Fourth Issuer Intercompany Loan Agreement agree that the Fourth Issuer shall be entitled to set-off those amounts due and payable by Funding 1 pursuant to this CLAUSE 6 on the Closing Date against the amount to be advanced by the Fourth Issuer to Funding 1 by way of the Fourth Issuer Term Advances on the Closing Date.

8.    APPLICATION OF CERTAIN PROVISIONS

      The   provisions  set  out  in  CLAUSE  4.2  (Limited  Recourse)  of  the
      Intercompany Loan Terms and Conditions shall apply to:

      (a)    the Fourth Issuer Term AA Advances;

      (b)    the Fourth Issuer Term A Advances; and

      (c)    the Fourth Issuer Term BBB Advances.

9.    ADDRESSES

      The addresses referred to in CLAUSE 18.4 (Notices) of the Intercompany Loan Terms and Conditions are as follows:

      THE SECURITY TRUSTEE:

      THE BANK OF NEW YORK

      For the attention of:   Global Structured Finance - Corporate Trust

      Address:                The Bank of New York
                              One Canada Square
                              London
                              E14 5AL


      Facsimile:              + 44 20 7964 60 1/6399

      THE FOURTH ISSUER:

      For the attention of:   The Secretary

      Address:                Permanent Financing (No. 4) PLC

      Facsimile:              +44 (0) 20 7556 0975









      Copy to:                HBOS Treasury Services plc
                              33 Old Broad Street
                              London EC2N 1HZ

      Facsimile:              +44 (0) 20 7574 8784

      For the attention of:   Head of Capital Markets and Securitisation

      FUNDING 1:

      For the attention of:   The Secretary

      Address:                Permanent Funding (No. 1) Limited

      Facsimile:              +44 (0) 20 7556 0975

      Copy to:                HBOS Treasury Services plc
                              33 Old Broad Street
                              London EC2N 1HZ

      Facsimile number:       +44 (0) 20 7574 8784

      For the attention of:   Head of Capital Markets and Securitisation

      RATING AGENCIES:

      MOODY'S:

      Address:                2 Minster Court, Mincing Lane, London EC3R 7XB

      For the attention of:   Nicholas Lindstrom

      Telephone:              +44 (0) 20 7772 5332

      Facsimile:              +44 (0) 20 7772 5400

      S&P:

      Address:                Garden House, 18 Finsbury Circus, London EC2M 7NJ

      For the attention of:   Andre Vollmann

      Telephone:              +44 (0) 20 7826 3855

      Facsimile:              +44 (0) 20 7826 3598

      FITCH:

      Address:                101 Finsbury Pavement, London EC2A 1RS

      For the attention of:   FS Surveillance

      Telephone:              +44 (0) 20 7417 4355

      Facsimile:              +44 (0) 20 7417 6262

                                  SCHEDULE 1

                  CONDITIONS PRECEDENT IN RESPECT OF DRAWDOWN

1.    AUTHORISATIONS

      (a) A copy of the memorandum and articles of association, certificate of incorporation and certificate of incorporation on change of name of Funding 1.

      (b) A copy of a resolution of the board of directors of Funding 1 authorising the entry into, execution and performance of each of the Transaction Documents to which Funding 1 is a party and authorising specified persons to execute those on its behalf.

      (c)    A certificate of a director of Funding 1 certifying:

             (i) that each document delivered under this paragraph of is correct, complete and in full force and effect as at a date no later than the date of execution of the Fourth Issuer Intercompany Loan Agreement and undertaking to notify the Security Trustee if that position should change prior to the first Drawdown Date; and

             (ii) as to the identity and specimen signatures of the directors and signatories of Funding 1.

2.    SECURITY

      (a) The Funding 1 Deed of Charge (and the Third Deed of Accession) duly executed by the parties thereto.

      (b) The Second Supplemental Funding 1 Deed of Charge duly executed by the parties thereto.

      (c) Duly completed bank account mandates in respect of the Funding 1 GIC Account and the Funding 1 Transaction Account.

      (d)    Security Power of Attorney for Funding 1.

3.    LEGAL OPINION

      Legal opinions of:

      (a) Allen & Overy, English and U.S. legal advisers to the Seller, the Fourth Issuer and the Servicer, addressed to, inter alios, the Security Trustee; and

      (b) Sidley Austin Brown & Wood, English and U.S. legal advisers to the Arrangers, addressed to, inter alios, the Security Trustee.

4.    TRANSACTION DOCUMENTS

      Duly executed copies of:

      (a)    the Servicing Agreement;

      (b)    the Mortgages Trust Deed;

      (c)    the Halifax Deed and Power of Attorney;

      (d)    the Funding 1 Deed of Charge;

      (e)    the Funding 1 Swap Agreement;

      (f)    the Corporate Services Agreements;

      (g)    the Funding 1 Liquidity Facility Agreement;

      (h)    the Scottish Declaration of Trust;

      (i) the First Issuer Intercompany Loan Agreement, the Second Issuer Intercompany Loan Agreement and the Third Issuer Intercompany Loan Agreement and the Fourth Issuer Intercompany Loan Agreement;

      (j)    the Cash Management Agreement;

      (k)    the Bank Account Agreement;

      (l)    the Funding 1 Guaranteed Investment Contract;

      (m) the First Start-up Loan Agreement, the Second Issuer Start-up Loan Agreement, the Third Start-up Loan Agreement and the Fourth Start-up Loan Agreement;

      (n)    the Mortgage Sale Agreement;

      (o)    the Seller Power of Attorney;

      (p)    the Fourth Issuer Deed of Charge;

      (q)    the Fourth Issuer Cash Management Agreement;

      (r)    the Fourth Issuer Swap Agreements;

      (s)    the Fourth Issuer Bank Account Agreement;

      (t)    the Fourth Issuer Post-Enforcement Call Option Agreement;

      (u)    the Fourth Issuer Trust Deed;

      (v)    the Fourth Issuer Global Notes;

      (w)    the Fourth Issuer Paying Agent and Agent Bank Agreement;

      (x)    the Underwriting Agreement;

      (y)    the Subscription Agreement;

      (z)    the Mortgages Trustee Guaranteed Investment Contract; and

      (aa) the Master Definitions and Construction Schedule, the First Issuer Master Definitions and Construction Schedule, the Second Issuer Master Definitions and Construction Schedule, the Third Issuer Master Definitions and Construction Schedule and the Fourth Issuer Master Definitions and Construction Schedule.

5.    BOND DOCUMENTATION

      (a) Confirmation that the Fourth Issuer Notes have been issued and the subscription proceeds received by the Fourth Issuer; and

      (b)    Copies of the Offering Circular.

6.    MISCELLANEOUS

      Solvency certificates from Funding 1 signed by two directors of Funding 1 in or substantially in the form set out in Schedule 2 to the Intercompany Loan Terms and Conditions.

                                  SIGNATORIES

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed on the day and year appearing on page 1.

FUNDING 1

SIGNED by                             )
for and on behalf of                  )
PERMANENT FUNDING (NO. 1) LIMITED     )



FOURTH ISSUER

SIGNED by                             )
for and on behalf of                  )
PERMANENT FINANCING (NO. 4) PLC       )



SECURITY TRUSTEE

SIGNED by                             )
for and on behalf of                  )
THE BANK OF NEW YORK                  )



AGENT BANK

SIGNED by                             )
for and on behalf of                  )
CITIBANK, N.A.,                       )
LONDON BRANCH                         )


                                       19